UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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FDCTECH, INC.

(Name of Registrant as Specified in its Charter)

N/A

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FDCTECH, INC.

200 Spectrum Center Drive, Suite 300

Irvine, CA 92618

(877) 445-6047

March [●], 2024

TO THE STOCKHOLDERS OF FDCTECH, INC.:

THIS IS A NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.0001 per share, of FDCTech, Inc., a Delaware corporation (the “Company”), pursuant to Section 228 of the Delaware General Corporation Law, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the following actions taken by the Company’s Board of Directors (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	To amend our certificate of incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000,000 (the “Authorized Share Increase”), and

2	To authorize our Board of Directors, in its discretion, to amend our articles of incorporation not later than June 30, 2024, to effect a Reverse Stock Split of all outstanding shares of our common stock in a ratio of not less than 1 for 10 and not more than 1 for 50, to be determined by the Board of Directors, and

3.	To approve the Company’s 2023 Stock Incentive Plan (the “2023 Stock Incentive Plan”)

4.	Approve the acquisition of 100% of Alchemy Prime Holding Limited (“Alchemy Prime Holdings”) and 49.90% of Alchemy BVI from a Related Party in exchange for 1,800,00 shares of Series B Convertible Preferred Stock and the sale of 2,500,000 shares of Series A Convertible Preferred Stock for $2,500,000 and 50,000,000 shares of Common Stock for $5,500,000.

The purpose of the Information Statement is to notify our stockholders that on February 21, 2024, stockholders holding a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Corporate Actions.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Delaware law and our Certificate and bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions, and we have not solicited, and will not be soliciting, your approval of the Corporate Actions. Notwithstanding, the holders of our common stock of record at the close of business on February 21, 2024, are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of common stock of record as of February 21, 2024, on or about March [●], 2024. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act and in accordance with Delaware law and our bylaws.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE ACCOMPANYING INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

March [●], 2024	By Order of the Board of Directors of
FDCTECH, INC.

/s/ Mitchell Eaglstein
Mitchell Eaglstein
Chief Executive Officer

FDCTECH, INC.

200 Spectrum Center Drive, Suite 300

Irvine, CA 92618

(877) 445-6047

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about March [●], 2024, to all holders of record on February 21, 2024 (the “Record Date”) of the common stock, $0.0001 par value per share (the “Common Stock”), of FDCTECH, INC., a Delaware corporation (“FDCTech” or the “Company”), in connection with the approval of the following actions taken by the Board of Directors of the Company (the “Board”) and by written consent of the holders of a majority of the voting power of FDCTech’s issued and outstanding capital stock (the “Approving Stockholders”):

1.	To amend our certificate of incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000,000 (the “Authorized Share Increase”), and

2	To authorize our Board of Directors, in its discretion, to amend our articles of incorporation not later than June 30, 2024, to effect a Reverse Stock Split of all outstanding shares of our common stock in a ratio of not less than 1 for 10 and not more than 1 for 50, to be determined by the Board of Directors, and

3.	To approve the Company’s 2023 Stock Incentive Plan (the “2023 Stock Incentive Plan”)

4.	Approve the acquisition of 100% of Alchemy Prime Holding Limited (“Alchemy Prime Holdings”) and 49% of Alchemy BVI from a Related Party in exchange for 1,800,00 shares of Series B Convertible Preferred Stock and the sale of 2,500,000 shares of Series A Convertible Preferred Stock for $2,500,000 and 50,000,000 shares of Common Stock for $5,500,000.

On February 21, 2024, our Board unanimously approved the Corporate Actions. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement in accordance with Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”) and our bylaws. On February 21, 2024, the Approving Stockholders approved, by written consent, the Corporate Actions. The Approving Stockholders (common stock only) own 280,102,413 shares, representing 72% of the total issued and outstanding voting power of the Company.

Since the Board and the holders of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken. We expect that each of the Corporate Actions will become effective on or about the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. Our Board retains the authority to abandon either or both of the Corporate Actions for any reason at any time prior to the effective date of the respective Corporate Action.

NOTICE PURSUANT TO SECTION 228 — Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. Section 228 permits a Delaware corporation to take a corporate action that requires stockholder approval without holding a stockholder meeting if the corporation: (a) obtains the written consent of those stockholders who would have been entitled to cast at least the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting and (b) gives prompt notice of the corporate action to those stockholders who do not consent in writing. By written consent dated February 21, 2024, the Approving Stockholders of the Company as of the Record Date who would have been entitled to cast at least the minimum number of votes necessary to authorize such action at a meeting of stockholders authorized by the Corporate Actions.

Because the Corporate Actions have already been approved by the holders of a majority of the voting power of the Company’s outstanding shares of capital stock, you are not required to take any action. This Information Statement provides you notice that the Corporate Actions have been approved. You will receive no further notice of the approval or of the effective date of each of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the SEC”) in the future.

The Company’s Common Stock is quoted on the OTCQB tier of the OTC Markets Group Inc. under the symbol “FDCT.”

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of (i) 500,000,000 shares of Common Stock, par value $0.0001 per share, of which 388,584,729 common shares were issued and outstanding, and (ii) 10,000,000 shares of preferred stock, $0.0001 par value per share, of which 6,500,000 shares of Series A Convertible Preferred Stock were issued and outstanding and (iii) 3,000,000 shares of Series B Convertible Preferred Stock were authorized, of which 1,800,000 of such shares Preferred Stock were issued and outstanding.

Holders of our Common Stock are entitled to one vote per share. Holders of Series A and Series B Preferred Stock are entitled to fifty (50) votes per share and one (1) vote per share, respectively, on all the issues presented to stockholders. Accordingly, the Approving Stockholders (some who own common and preferred stock) hold 84.85% of the Company’s voting power.

EXPENSES

The costs of preparing, printing, and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

DISSENTERS’ RIGHTS

Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to any of the Corporate Actions and we will not independently provide our stockholders with any such rights.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the Corporate Actions that is not shared by all of our other stockholders.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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PROPOSAL 1

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK TO 1,000,000,000 FROM 500,000,000 AND THE PREFERRED STOCK TO 25,000,000 FROM 10,000,000

On February 21, 2024, our Board of Directors and the Stockholders of a majority of the Company’s voting shares approved the Authorized Share Increase.

The effective date of the Authorized Share Increase will be determined at the sole discretion of the Board of Directors and will be publicly announced by us. The Authorized Share Increase will become effective upon the filing of a certificate of amendment to the Certificate relating to the Authorized Share Increase with the Secretary of State of the State of Delaware. The Board of Directors may determine, in its sole discretion, not to affect the Authorized Share Increase and not to file any amendment to our Certificate.

Our Board believes it is in FDCTech’s best interests to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans, stock splits or financings, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable us to take timely advantage of acquisition opportunities that become available to us, as well as market conditions and favorable financing. We do not have any definitive plans, arrangements, understandings, or agreements regarding the issuance of the additional shares of Common Stock that will result from the adoption of Authorized Share Increase. Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board (without further action by our stockholders) for various future corporate needs, including those outlined above. While effecting the Authorized Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock that are now authorized and outstanding. The Authorized Share Increase will not affect the rights of current holders of our Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

In regard to the newly authorized Preferred Stock, the Board of Directors is authorized to determine the qualifications, limitations, voting and other powers, preferences, and relative, participating, optional, or other rights of such Preferred Stock.

Board Discretion to Implement the Authorized Share Increase

The Board will implement the Authorized Share Increase only upon a determination that the Authorized Share Increase is in the best interests of the stockholders at that time. The Board of Directors may determine, in its sole discretion, not to affect the Authorized Share Increase and not to file any amendment to our Certificate.

Effective Time

The effective time of the Authorized Share Increase, if the proposed Authorized Share Increase is implemented at the direction of the Board, will be the date and time that the certificate of amendment affecting the Authorized Share Increase is filed with the Delaware Secretary of State or such later time as is specified therein. The exact timing of the Authorized Share Increase will be determined by our Board based on its evaluation as to when such action will be the most advantageous to FDCTech and its stockholders, and the effective date will be publicly announced by FDCTech. The Authorized Share Increase may be delayed or abandoned without further action by the stockholders at any time prior to the effectiveness of the related certificate of amendment filed with the Delaware Secretary of State, notwithstanding the Authorizing Stockholder’s approval of the Authorized Share Increase, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Increase.

PROPOSAL 2

APPROVAL OF GRANT TO THE BOARD OF DIRECTORS THE DISCRETIONARY AUTHORITY TO AFFECT A REVERSE STOCK SPLIT TO THE COMPANY’S OUTSTANDING SHARES OF COMMON STOCK

We are seeking shareholder approval to grant the Board discretionary authority to amend the Company’s Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock, par value $0.001 per share, such split to combine a whole number of outstanding shares of our Common Stock in a ratio of not less than 1 share for 10 shares and not more than 1share for 50 shares, to be determined by the Board of Directors, at any time prior to June 30, 2024 (the “Reverse Split Proposal”).

The amendments will not change the number of authorized shares of Common Stock or the relative voting power of our shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our Common Stock will materially increase and will be available for reissuance by the Company. The reverse stock split, if affected, would uniformly affect all of our holders of common stock.

The Board unanimously approved and recommended seeking shareholder approval of this Reverse Split Proposal, on February 21, 2024.

Even if the shareholders approve the Reverse Split Proposal, we reserve the right not to affect any reverse stock split if the Board does not deem it to be in the best interests of our shareholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our shareholders. If this Reverse Split Proposal is approved by the shareholders, the Board will have the authority, in its sole discretion, without further action by the shareholders, to affect a reverse stock split.

The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

3

Following a reverse stock split, the number of our outstanding shares of Common Stock will be significantly reduced. The shares authorized under the Company’s 2023 Incentive Stock Plan are non-dilutive, and therefore, the authorized shares will not be affected by any reverse stock split proposed herein.

The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our shareholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the reverse stock split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). However, our Board believes that the benefits to the Company and our shareholders outweigh the risks.

Reasons for the Reverse Stock Split

The primary purpose for effecting the reverse stock split, should the Board of Directors choose to effect one, would be to increase the per share price of our Common Stock. The Board of Directors believes that, should the appropriate circumstances arise, affecting the reverse stock split would, among other things, help us to:

●	Meet certain initial listing requirements of the New York Stock Exchange (“NYSE”) and/or NASDAQ;

●	Appeal to a broader range of investors to generate greater investor interest in the Company and

●	Improve the perception of our Common Stock as an investment security.

Meet the NASDAQ or NYSE Listing Requirements - Our Common Stock is currently listed on the OTC: QB (“ILAL”). Both the NYSE and the NASDAQ require a minimum trading price per share in order to list on either exchange. The NYSE and the NASDAQ Rules and Regulations require, among other things, that in order to list on their exchanges, the average closing price of a company’s common stock must be at least $3.00 or $4.00 per share over a consecutive 30 trading-day period.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company - An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board of Directors the ability to effect a reverse stock split and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Criteria to Determine Whether to Implement Reverse Stock Split

In determining whether to implement this reverse stock split and its specific reverse split ratio, the Board of Directors may consider various factors, including:

●	the historical trading price and trading volume of our common stock;
●	the then-prevailing trading price and trading volume of our common stock;
●	the expected impact of the reverse stock split on the short- and long-term market; and
●	overall prevailing general stock market and economic conditions.

Certain Risk Factors Related to the Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price or otherwise benefit the market for our common stock. Although we expect that a reverse stock split will result in an increase in the market price of our common stock, its actual effect on our common stock cannot be predicted with any certainty. We have no way of knowing whether the market price for our common stock will be proportionately the same, greater, or less than prior to a reverse stock split. If our post-split common shares are traded at prices that are less than their pre-split prices multiplied by the reverse split ratio, our stockholders could suffer a material loss in the value of the shares held by them.

The history of reverse stock splits for other companies is quite varied, and some investors may view them negatively. It is possible that the price of our common shares after the reverse stock split will not increase in the same proportion as the reduction in the number of our outstanding common shares and that the reverse stock split may not result in a per share price that will attract investors who do not trade in lower priced stocks. Although we believe the reverse stock split will enhance the marketability of our common stock to some potential investors, we cannot assure you that our common stock will be more attractive to any investors.

The proposed reverse stock split may decrease the liquidity of our common stock. The liquidity of our common stock may be negatively impacted by the reverse stock split, given the reduced number of outstanding shares after the implementation of the reverse stock split.

Potential Dilutive Effect of Reverse Stock Split. Regardless of the actual reverse split ratio chosen by our Board of Directors, a material increase in our unissued authorized common shares will occur. This may allow us to dilute existing stockholders more substantially in the future than is currently possible. The issuance of such additional common shares could have the effect of diluting the equity ownership, voting impact and future earnings per share of existing shareholders, and depending on the amount of and value received for shares issued, such dilution may be substantial. Moreover, our shareholders have no preemptive rights to subscribe for or purchase any part of new or additional issuances of our securities, which means they have no prior right to purchase or otherwise acquire any part of newly issued common shares to maintain their proportionate ownership of our common stock.

Potential Anti-Takeover Effect of Reverse Stock Split. The substantial increase in our authorized common stock available for issuance without stockholder approval resulting from a reverse stock split could have the effect of discouraging unsolicited takeover attempts or inhibiting needed management changes and, accordingly may limit the opportunity of our stockholders to dispose of their shares at a better price than otherwise available to them. The issuance or even potential issuance of such increased authorized shares, by diluting the voting power of existing stockholders, could discourage, delay, or even prevent unsolicited persons from gaining control of the Company or effecting a merger or other business combination, even if such a transaction is perceived beneficial to existing stockholders.

4

We currently have no written or oral plans, proposals, or other arrangements to issue any of the additional authorized common shares that would be available incident to a reverse stock split.

Principal Effects of a Reverse Stock Split

If our shareholders approve this Reverse Split Proposal and the Board of Directors elects to effect a reverse stock split, our issued and outstanding shares of Common Stock would decrease at a rate of approximately one share of Common Stock for every ten (10) to fifty (50) shares of Common Stock currently outstanding, with adjustment for any fractional shares. The reverse stock split would be affected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The reverse stock split would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interests in the Company except to the extent that it results in a shareholder receiving whole shares in lieu of fractional shares. Shareholders holding fractional shares as a result of the Reverse Stock Split will be rounded up to the next whole share. The reverse stock split would not affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a shareholder receiving a whole share in lieu of fractional shares. Common Stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, a reverse stock split is not related to a strategy to do so.

In addition to the change in the number of shares of Common Stock outstanding, a reverse stock split would have the following effects:

Increase the Per Share Price of our Common Stock - By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, are uncertain. If appropriate circumstances exist, the Board may utilize the reverse stock split as part of its plan to obtain a listing on the NYSE or NASDAQ to meet the listing standards noted above.

Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, a reverse stock split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

The following table contains information relating to our common stock based on information as of February 21, 2024:

	Current	After Reverse Split if 1:10 Ratio is Selected	After Reverse Split if 1:50 Ratio is Selected
Authorized Common Stock	500,000,000	500,000,000	500,000,000
Common Stock issued and outstanding	388,584,729	38,858,473	7,771,695
Common Stock reserved for issuance for future grants under Stock Option Plans	50,000,000	50,000,000	50,000,000

Although a reverse stock split would not have any dilutive effect on our shareholders, a reverse stock split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance, giving our Board an effective increase in the authorized shares available for issuance, in its discretion. Our Board, from time to time, may deem it to be in the best interests of the Company and our shareholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If our Board authorizes the issuance of additional shares subsequent to the reverse stock split described above, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the reverse stock split not been effected. Many stock issuances not involving equity compensation do not require shareholder approval, and our Board generally seeks approval of our shareholders in connection with a proposed issuance only if required at that time.

Require Adjustment to some Currently Outstanding Securities Exercisable into Shares of our Common Stock - A reverse stock split would effect a reduction in the number of shares of Common Stock issuable upon the exercise of our outstanding stock options in proportion to the reverse stock split ratio. Additionally, the exercise price of outstanding options would increase, likewise in proportion to the reverse stock split ratio. A reverse stock split will not affect the conversion ratio of the company’s issued and outstanding Series B Preferred Stock (the “Series B Shares”). The Series B Shares are non-dilutive and are not subject to stock splits or any other adjustments to the Company’s common stock.. Each share of Series B Shares can be converted into 100 shares of the Company’s common stock at any time by the holder of such shares.

In addition, a reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Authorized Shares of Common Stock

The Reverse Stock Split Proposal will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its shareholders. The Board believes the increase in available shares for future issuance is appropriate to fund the Company’s future operations. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. However, we may, from time to time, explore opportunities to make acquisitions through the use of stock. As a result, the Company’s current number of authorized shares of Common Stock may enable the Company to better meet its future business needs.

We believe that the current amount of authorized Common Stock will make a sufficient number of shares available should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The current capital will provide the Board with the ability to issue additional shares of stock without further vote of the shareholders of the Company, except as provided under Wyoming corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

5

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Split Proposal is approved by our shareholders, our Board, in its sole discretion, will determine whether such an action is in the best interests of the Company and our shareholders, taking into consideration the factors discussed above. If our Board believes that a reverse stock split is in our best interests and the best interest of our shareholders, our Board will then implement the reverse stock split.

We would then file a certificate of amendment to our Articles of Incorporation with the Secretary of the State of Delaware at such time as our Board of Directors had determined the appropriate, effective time for the reverse stock split to affect the reverse split. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our shareholders, the issued shares of Common Stock held by shareholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio of not less than one-for-ten (1:10) or not more than one-for-fifty (1:50), as selected by our Board and set forth in the certificate of amendment.

For example, if a shareholder presently holds 1,000 shares of our Common Stock, he or she would hold 100 shares of Common Stock following a one-for-ten reverse stock split or 20 shares of Common Stock following a one-for-fifty reverse stock split, in each case with an adjustment for any fractional shares. Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, shareholders would be notified that the reverse stock split had been effected.

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat Common Stock held by shareholders in “street name” through a bank, broker, or other nominee in the same manner as shareholders whose shares are registered in their own names. Banks, brokers, or other nominees will be instructed to affect the reverse stock split for their customers holding Common Stock in “street name.” However, these banks, brokers, or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold shares of Common Stock with a bank, broker, or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker, or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Shareholders that are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, West Coast Stock Transfer Inc. These shareholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will be available to be sent to the shareholder’s address of record indicating the number of shares (adjusted for any fractional shares) of Common Stock held following the reverse stock split, if required by the shareholder.

Effect on Certificated Shares

Upon the reverse stock split, our transfer agent will act as our exchange agent and assist holders of Common Stock in implementing the exchange of their certificates.

Commencing on the effective date of a reverse stock split, shareholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates will be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. The letter of transmittal will also contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our transfer agent.

Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer, or other disposition of shares, will automatically be exchanged for New Certificates.

Shareholders should not destroy any stock certificates and should not submit any certificates until requested by the transfer agent to do so. Shortly after the reverse stock split, the transfer agent will provide registered shareholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Shareholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the reverse stock split) in order to avoid having shares become subject to escheat laws.

Fractional Shares

The effect of the Reverse Split upon existing shareholders of the common stock will be that the total number of shares of the Company’s common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Reverse Split divided by the reverse stock split ratio chosen by the Board, with an adjustment for any fractional shares. (Fractional shares will be rounded up to the next whole share).

Upon effectuation of the Reverse Split, each common shareholder’s percentage ownership interest in the Company’s common stock will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock of the Company will be substantially unaffected by the Reverse Split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split. Shareholders holding a fraction as a result of the reverse split will be rounded up to the next whole share.

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No Appraisal Rights

Our shareholders are not entitled to appraisal rights with respect to a reverse stock split, and we will not independently provide shareholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a reverse stock split without further action by our shareholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the certificate of amendment to our Articles of Incorporation, even if the authority to effect a reverse stock split has been approved by our shareholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interests of the shareholders.

Vote Required

Pursuant to the DGCL, the approval of the above Action required a majority of the Company’s outstanding voting capital stock. As discussed above, the Majority Stockholders have consented to this Action Two.

PROPOSAL 3

ADOPTION OF THE 2023 STOCK INCENTIVE PLAN

Approval of the 2023 Stock Incentive Plan

Our board of directors and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2023 Stock Incentive Plan will maintain and enhance the key policies and practices adopted by our management and board of directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining, and motivating key personnel. We believe that the adoption of the 2023 Stock Incentive Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future employees.

The 2023 Stock Incentive Plan has been approved by a majority of the Voting Stockholders in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under the 2023 Stock Incentive Plan by complying with Rule 162(m) of the Code. The Company has reserved a total of 50,000,000 shares of our authorized common stock for issuance under the 2023 Stock Incentive Plan.

The following is a brief summary of the 2023 Stock Incentive Plan. This summary is qualified in its entirety by reference to the text of the 2023 Stock Incentive Plan, a copy of which is attached as Exhibit A to this Information Statement.

General

The 2023 Stock Incentive Plan enables our board of directors to provide equity-based incentives through grants of awards to the Company’s present and future employees, directors, consultants, and other third-party service providers.

Shares issued under the 2023 Stock Incentive Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares of common stock reserved for issuance under the 2023 Stock Incentive Plan. In addition, the number of shares of common stock subject to the 2023 Stock Incentive Plan, any number of shares subject to any numerical limit in the 2023 Stock Incentive Plan, and the number of shares and terms of any incentive award may be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The compensation committee of our board of directors (or such other committee as is designated by our board of directors, or in the absence of any such committee, the full board of directors) (the “Committee”), will administer the 2023 Stock Incentive Plan. Subject to the terms of the 2023 Stock Incentive Plan, the Committee will have complete authority and discretion to determine the terms of awards under the 2023 Stock Incentive Plan.

Stock Options

The 2023 Stock Incentive Plan authorizes the grant of Incentive Stock Options and Non-Qualified Stock Options (each an “Option”). Options granted under the 2023 Stock Incentive Plan entitle the grantee, upon exercise, to purchase a specified number of shares of common stock from us at a specified exercise price per share. The administrator of the 2023 Stock Incentive Plan will determine the period during which an Option may be exercised, as well as any Option vesting schedule, except that no Option may be exercised more than 10 years after the date of grant. The exercise price for shares of common stock covered by an Option cannot be less than the fair market value of the common stock on the date of grant. Under the 2023 Stock Incentive Plan, a participant may not surrender an Option for the grant of a new Option with a lower exercise price or another award.

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The aggregate fair market value, determined on the date of grant, of shares for which Incentive Stock Options granted under the 2023 Stock Incentive Plan become exercisable by a participant during any calendar year shall not exceed $100,000, and any amount in excess of $100,000 shall be treated as Non-Qualified Stock Options. If an Incentive Stock Option is granted to any employee of the Company who owns more than 10% of the total combined voting securities of the Company, the option price of such Incentive Stock Option shall be at least 110% of the fair market value of the common stock on the date of grant, and such Incentive Stock Option shall not be exercisable more than five years after the date of grant.

Exercise of Stock Options

An Option’s exercise price may be paid in cash or by certified check at the time the Option is exercised, or, at the discretion of the Committee, (1) a reload option whereby the exercise price is paid by exchange of other common stock with a fair market value equal to the Option exercise price; (2) a “cashless” exchange established with a broker; (3) by reducing the number of shares of common stock otherwise deliverable upon exercise with the fair market value equal to the aggregate Option exercise price; or (4) any combination of the previous methods.

SARs

Concurrently with the award of any Option, the administrator of the 2023 Stock Incentive Plan may award to the Option holder a related SAR, which permits the Option holder to be paid the appreciation on the related Option in lieu of exercising the Option. Additionally, the administrator may award free-standing SARs that are not affiliated with Options granted under the 2023 Stock Incentive Plan. Any SARs related to Incentive Stock Options must be granted together with the related Option. Any SARs with respect to Non-Qualified Stock Options may be granted together or separately from the related Option. SARs may be exercised only for such period of time as the underlying Options are exercisable, in no event more than 10 years from the date of grant. If any SAR is exercised by the holder of the SAR, any underlying Option shall be cancelled, and the shares of common stock underlying such Option shall no longer be available for awards under the 2023 Stock Incentive Plan.

Restricted Stock Awards

The 2023 Stock Incentive Plan also authorizes the grant of Restricted Stock Awards on terms and conditions established by our board of directors, which may include performance conditions. The terms and conditions will include the designation of a restriction period during which the shares are not transferable and are subject to forfeiture.

Change in Control

The administrator of the 2023 Stock Incentive Plan may make provisions in awards with respect to a change in control. Under the 2023 Stock Incentive Plan, in the event of a change of control and absent any terms to the contrary in an award, our board of directors may take such actions to provide for one or more of (a) accelerating the vesting of any or all awards; (b) assuming or substituting any or all outstanding awards; and (c) cashing out any or all outstanding awards immediately before the change in control.

Duration, Amendment, and Termination

The administrator of the 2023 Stock Incentive Plan may suspend or terminate the 2023 Stock Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2023 Stock Incentive Plan will terminate on the tenth anniversary of its effective date. The administrator may also amend the 2023 Stock Incentive Plan at any time, except that no amendment shall be effective unless approved by our stockholders, to the extent stockholder approval is necessary to satisfy any applicable laws. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to awards or reduces the minimum exercise price for options or exchange of options for other awards, unless our stockholders authorize such change. A termination or amendment of the 2023 Stock Incentive Plan will not, without the consent of the participant, adversely affect a participant’s rights under a previously granted award.

Restrictions on Transfer

Incentive Stock Options may not be transferred or exercised by another person except by will or by the laws of descent and distribution. Nonqualified Stock Options may, in the sole discretion of the Committee, be transferrable to certain permitted transferees as provided in the individual award agreements.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of awards, which are authorized to be granted under the 2023 Stock Incentive Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2023 STOCK INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

Incentive Stock Options

A participant will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the fair market value of the common stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Non-Qualified Stock Option, as described below. The general rule is that gain or loss from the sale or exchange of shares of common stock acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

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Non-Qualified Stock Options

A participant generally is not required to recognize income on the grant of a Non-Qualified Stock Option, a stock appreciation right, restricted stock units, a performance grant, or a stock award. Instead, ordinary income generally is required to be recognized on the date the Non-Qualified Stock Option or stock appreciation right is exercised, or in the case of restricted stock units, performance grants, and stock awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the incentive award. In general, the amount of ordinary income required to be recognized is (a) in the case of a Non-Qualified Stock Option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of restricted stock units, performance grants, and stock awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

Gain or Loss on Sale or Exchange of Shares

In general, gain or loss from the sale or exchange of shares of common stock granted or awarded under the 2023 Stock Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company

The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Non-Qualified Stock Option (including an Incentive Stock Option that is treated as a Non-Qualified Stock Option), a stock appreciation right, restricted stock, restricted stock units, performance grants, and stock awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Performance-Based Compensation

Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives (generally the five highest paid officers) to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2023 Stock Incentive Plan has been designed to allow the Committee to grant stock options, stock appreciation rights, restricted stock, restricted stock units, and performance grants that qualify under an exception to the deduction limit of Section 162(m) for performance-based compensation.

New Plan Benefits

The terms and number of stock options or other awards to be granted in the future under the 2023 Stock Incentive Plan are to be determined in the discretion of the Committee. Since no determinations regarding future awards or grants have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or non-employee directors or consultants in the future cannot be determined at this time.

As of the date hereof, we have not made any stock grants or granted any options under the 2023 Stock Incentive Plan.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Name	Age	Position
Mitch Eaglstein	41	President/CEO/Director
Imran Firoz	52	CFO/Secretary/Director
Brian Platt	45	CTO
Jonathan Baumgart	41	Director
Gope S. Kundnani	67	Director

Directors serve until the next annual meeting; their successors are elected and qualified. Officers are appointed to serve for one year until the board of directors’ meeting follows the stockholders’ annual meeting or until the directors’ successors have been elected and qualified.

Mitchell Eaglstein, Co-Founder, President, CEO, and Director

From January 2016 to date, Mr. Eaglstein has been the Company’s Founder, Chief Executive Officer, and Director. Mr. Eaglstein is responsible for leading the development and execution of the Company’s long-term strategy, primarily focusing on enhancing shareholder value. Mr. Eaglstein ensures the Company has the necessary organizational and technology infrastructure and is responsible for deploying Capex and approving budgets.

Mr. Eaglstein has extensive executive-level experience managing FX brokerage and FinTech software companies. Further, Mr. Eaglstein has participated in several panel discussions as a distinguished industry expert in various forex-related conferences and tradeshows.

From June 2014 to February 2016, Mr. Eaglstein, a managing member of MMI Advisors LLC, worked as the Director, Business Development at Fortress Capital Investments, UAE (“Fortress”). He led Fortress to $20 million in trading revenue within one year from the start-up date. Under his leadership, Fortress achieved over $70 billion in monthly trading volume within one (1) year and reached the top twenty (20) forex brokers by volume. Mr. Eaglstein assembled and led a global team with offices in the Middle East, North America, Russia, and Asia to achieve positive cash flow results within two (2) months of product launch.

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From June 2011 to May 2014, Mr. Eaglstein started his career as a Senior Business Intelligence Analyst at Boston Technologies (“BT”). BT promoted him to Managing Director, a pioneer in MT4 bridge technology for the retail forex market. He was instrumental in increasing Boston Technologies’ revenue from five (5) million to twenty (20) million, making it the 143rd fastest-growing company in America by Inc. 500 ranking.

From March 2009 to May 2011, Mr. Eaglstein led FXCM Systems, LLC, as its Chief Information Officer. He successfully provided white label and software development solutions to FXCM and on behalf of FXCM, one of the largest forex broker-dealers in the world. From January 2007 to March 2011, he served as the Chief Operating Officer and Chief Information Officer for Avalon Capital Holdings Corporation. He developed, marketed, and distributed high-performance proprietary trading software for financial companies engaged in online forex trading. From January 2007 to Feb 2009, Mr. Eaglstein was the Co-Founder and Chief Operating Officer of Traders Development COO Traders Development, LLC, a financial software company based in Irvine, California. Early in his career, Mr. Eaglstein co-founded Campus Universe, an online consignment shop for students to buy and sell textbooks from each other via a fully automated e-commerce website that won the Golden Web Award.

Imran Firoz, Co-Founder, CFO, and Director

From January 2016 to date, Mr. Firoz has been the Company’s Co-Founder, Chief Financial Officer, and Director. Mr. Firoz is responsible for strategic planning and corporate development, Mergers and Acquisitions (M&A), financial restructuring, and risk management. He has guided due diligence efforts, implemented financial controls, practiced compliance guidelines, and planned disaster recovery strategies. From December 2011 to May 2015, Mr. Firoz was the CEO and Director of Scoobeez Global, Inc. (“Scoobeez”). From May 2015 to March 2017, Mr. Firoz worked as the CFO and Director of Scoobeez. He was instrumental in acquiring, developing, and growing Scoobeez, an on-demand messenger, delivery, and courier company. Scoobeez increased its revenue from under $500,000 to $27 million. From January 2019 to the present, Mr. Firoz has owned Spark Capital Investments, LLC, which assists small-sized private and public companies by providing management consulting services.

From February 2014 to December 2019, Mr. Firoz worked as the Managing Director of Match-Trade Technologies LLC, a financial technology company. From July 2007 to March 2017, Mr. Firoz was a Managing Partner of Marque 3 LLC, a management consulting company based in Pasadena, California. He has served as a management consultant/adviser to senior executives of several companies.

Mr. Firoz was the Chief Financial Officer of Master Capital Group Corp. from November 2004 until May 2007. He provided financial oversight to the accounting and finance department and advised the Board of Directors on the financial implications of business activities. In January 2002, Mr. Firoz served as Associate, Investment Banking for National Bank Financial, Canada (“NBF”) on numerous transactions, including a key M&A advisory team Franco-Nevada member on the $10 billion three-way mega gold merger of Newmont-Normandy-Franco-Nevada. During the same period, he was a member of NBF’s investment banking team that advised the Treasurer of Hydro One on the restructuring and selling Ontario Electricity Financial Corporation debt of $2.9 billion in the Canadian public debt markets.

Mr. Firoz started his career as a Chemical Engineer with Tata Chemicals Limited from December 1994 until September 1997. He led several cross-functional teams to manage the Ammonia Plant’s commissioning activities, plant operations and other technical projects. From October 1997 to July 1999, Mr. Firoz worked as a Senior Process Engineer with Saudi Methanol Company, a Saudi Basic Industries Corporation (SABIC) subsidiary. He was responsible for technical services and improving plant safety management. Mr. Firoz received his MBA in April 2001 from the Richard Ivey School of Business, University of Western Ontario, Canada. Mr. Firoz graduated in July 1993 with a Bachelor of Engineering (Chemical) from Aligarh University, India. Mr. Firoz has been a Certified Financial Risk Manager from the Global Association of Risk Professionals (GARP), New Jersey, since January 2003.

Brian Platt, Chief Technology Officer

Mr. Platt joined the Company in May 2016. Mr. Platt has over ten (10) years of experience in the forex industry, managing complex technology and business operations. His expertise includes advanced technical knowledge of databases, programming, product development lifecycles, and a clear understanding of business needs. Mr. Platt’s passion is combining this business and technological know-how to ensure the best products, client satisfaction, and optimization of human resources.

Mr. Platt was the head of technology at the prime brokerage division of Fortress Capital Investments, UAE (“Fortress”), from June 2014 to January 2016. He was instrumental in starting a forex broker from the ground up, introducing the trading platform, connecting liquidity, add-on services such as money management PAMM systems, and compliance reporting.

From May 2011 to February 2014, Mr. Platt was the Director of Risk Management and Operations Research at Boston Technologies. His accomplishments include developing advanced procedures to eliminate trade risk, streamlining accounting operations, revamping client reporting, integrating new revenue streams, and providing comprehensive analytics.

Before joining Boston Technologies, Mr. Platt managed the Operations Research department at CMS Forex from March 2006 through May 2011. He coordinated all business intelligence efforts, identified and automated manual operations, and facilitated new business initiatives in this role. Mr. Platt organized the operational elements of CMS Forex’s sale to Gain Capital and revamped it to utilize existing resources as a profitable, self-sufficient IB business. Mr. Platt holds a degree in Information Systems from Yeshiva University. He has computer science training from New York University and Oracle DBA training from Farleigh Dickenson University.

Jonathan Baumgart, Director

Mr. Baumgart has been a non-executive director of the Company since June 2021. Mr. Baumgart is considered independent under NYSE and NASDAQ listing standards. The Company compensates Mr. Baumgart for his services on the Board in cash and stock-based equity. He founded Atomiq Consulting (“Atomiq”) and has been its Chief Executive Officer since May 2014. Atomiq specializes in the retail forex industry and the trading of other high-growth financial assets. In February 2015, Mr. Baumgart co-founded Money Matter, a boutique financial investment services firm based in Krakow, Poland. Between September 2010 and March 2014, Mr. Baumgart was the Director of Training at Boston Technologies, a technology, market maker, high-frequency trading, and inter-broker broker-dealer in the retail forex, precious metals, and other over-the-counter financial securities. In 2004, Mr. Baumgart completed his International Affairs & Economics undergraduate degree from the Whittemore School of Business and Economics, University of New Hampshire, Durham.

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Gope S. Kundnani, Director

On September 30, 2022, the Company appointed Gope S. Kundnani as Company’s director. Upon the appointment of Mr. Kundnani, the Company currently has four Board of Directors. Mr. Kundnani is a seasoned entrepreneur with several decades of experience building successful businesses in the United States, the Middle East, and the United Kingdom. From May 2018 to the present, Mr. Kundnani was the founder and current Director of Alchemy Prime Markets, a financial brokerage services company regulated by the Financial Conduct Authority (FCA). From December 2018 to the present, Mr. Kundnani founded and is the Director of Blackthorn Finance Limited, an authorized payments financial services company regulated by the FCA. From May 2004 to April 2008, Mr. Kundnani was the Director of Tristar Group, responsible for investing and acquiring small retail businesses in the Texas region. From February 1999 to the present, Mr. Kundnani has been a partner and CEO of Flexo Pack, a polyethylene product manufacturer with a global customer base. Mr. Kundnani holds an undergraduate business degree from Mulund College of Commerce, Mumbai, India.

Term of Office

All directors serve until the next annual meeting; their successors are elected and qualified. Officers are appointed to serve for one year until the board of directors’ meeting follows the stockholders’ annual meeting until the directors’ successors have been elected and qualified.

Director of Independence

Our board of directors is currently composed of four (4) members, out of which three (3) directors are executive directors and who do not qualify as independent directors by the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The third non-executive director is an independent director. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees and that neither the director nor any of his family members have engaged in various types of business dealings with us. Also, our board of directors has not made a subjective determination as to our director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. However, the NASDAQ rules require such subjective determination. Had our board of directors made these determinations, they would have reviewed and discussed the information provided by directors and us concerning our director’s business and personal activities and relationships as they may relate to us and our management.

Audit Committee and Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that such committees would have performed are performed by our Board of Directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board believes such committees are unnecessary since the Company is an early start-up company with only three (3) directors. To date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our three (3) directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers other than as described above. We are unaware of any other conflicts of interest with our executive officers or directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter, or control person of our Company has, during the last ten (10) years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of the such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two (2) years prior thereto.

Stockholder Communications with the Board Of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the board hears the views of stockholders of directors and that the appropriate responses are provided to stockholders promptly. Our board of directors will continue to monitor whether it would be appropriate to adopt such a process during the upcoming year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of February 21, 2024, the number of shares of common, Series A Convertible Preferred Stock, and Series B convertible Preferred Stock of our Company that are beneficially owned by (i) each person or entity is known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all sole officer and director as a group. Information relating to beneficial ownership of the common stock by our principal shareholders and management is based upon each person’s information using “beneficial ownership” concepts under the Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which consists of the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the Securities and Exchange Commission rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which they may not have any beneficial financial interest. Except as noted below, each person has sole voting and investment power.

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The percentages below are calculated based on 388,584,729 shares of our common stock issued and outstanding for the fiscal year of February 21, 2024.

Name and Address(1)	Title of Class	Number of Shares Beneficially Owned	Percent of Class
Mitch Eaglstein	Common	30,768,105	7.92%
Imran Firoz	Common	24,310,000	6.26%
Brian Platt	Common	500,000	*%
Jonathan Baumgart	Common	100,000	*%
Gope S. Kundnani (2)	Common	200,000,000	51.47%
FRH Group Corporation (3)	Common	26,372,413	6.79%
Officers and Directors as a group (4 persons)	Common	255,178,105	66.05%

Name and Address(1)	Title of Class (4)	Number of Shares Beneficially Owned	Percent of Class
Mitch Eaglstein	Series A Preferred	1,500,000	23.08%
Gope S. Kundnani	Series A Preferred	4,000,000	61.54%
Felix R. Hong (3)	Series A Preferred	1,000,000	15.38%
Officers and Directors as a group (2 persons)	Series A Preferred	6,500,000	84.62%

Name and Address(1)	Title of Class (4)	Number of Shares Beneficially Owned	Percent of Class
Gope Kundnani (5)	Series B Preferred	1,800,000	100.00%
Officers and Directors as a group (2 persons)	Series B Preferred	1,800,000	100.00%

* Less than 1%

(1) Addresses for all officers and directors are 200 Spectrum Drive, Suite 300, Irvine, CA 92618.

(2) Gope S. Kundnani owns 170,000,000 common stock of the Company personally and 30,000,000 shares through Alchemy Prime Limited, which he controls.

(3) On February 22, 2021, the Company entered into an Assignment of Debt Agreement (the “Agreement”) with FRH and FRH Group Corporation. The Company eliminated all four FRH Group convertible notes, including interest, of $1,256,908 in return for the issuance of 12,569,080 of unregistered common stock of the Company (the “Shares”) to FRH. Following the Agreement, FRH assigned the Shares to FRH Group Corporation, also owned by Mr. Hong.

(4) Series A Preferred stock is entitled to fifty (50) non-cumulative votes per share on all matters presented to stockholders for action. As a result, 6,500,000 Series A Preferred Shares represent a 45.43% voting percentage on a fully diluted vote per share basis.

(5) Series B Preferred stock is entitled to one (1) vote per share on all matters presented to stockholders for action. As a result, 1,800,000 Series B Preferred Shares represent less than 1% voting percentage on a fully diluted vote per share basis.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other as set forth below, no director, executive officer, nominee for election as a director, an associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Corporate Actions that are not shared by all other stockholders:

On February 22, 2021, the Company entered into an Assignment of Debt Agreement (the “Agreement”) with FRH and FRH Group Corporation. The Company eliminated all four FRH Group convertible notes, including interest, of $1,256,908 in return for issuing 12,569,080 of unregistered common stock of the Company (the “Shares”) to FRH. Following the Agreement, FRH assigned the Shares to FRH Group Corporation, also owned by Mr. Hong.

In September 2022, the Company issued 30,000,000 common stock for cash consideration of $300,000 for Alchemy Prime Limited (APL) and appointed Gope S. Kundnani as the Company’s director. As director’s compensation, the Company issued 5,000,000 valued at $60,000. Mr. Kundnani is the director and owner of APL.

The Company updated the acquisition date to November 30, 2023, for full ownership of Alchemy Prime Ltd. (Alchemy UK) and the remaining 49.90% stake in Alchemy Markets Ltd. (Alchemy Malta) for 1,800,000 Series B Preferred Stock, valued at $1.41. The Company will receive $2,500,000 in direct investment from Alchemy Prime Holdings Shareholder for Series A Preferred, valued at $1.00 per share. The Company will receive $5,500,000 in direct investment from Alchemy Prime Holdings Shareholder for Common Stock valued at $0.11 per share. Mr. Gope Kundnani, a director and controlling shareholder of the Company, is an officer and controlling shareholder of the aforementioned Alchemy group of companies. As a director, Mr. Kundnani abstained from voting on the Alchemy transactions,

PROPOSAL 4

APPROVE THE ACQUISITION OF 100% OF ALCHEMY PRIME HOLDING LIMITED (“ALCHEMY PRIME HOLDINGS”) AND 49% OF ALCHEMY BVI FROM A RELATED PARTY IN EXCHANGE FOR 1,800,000 SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK AND, IN CONNECTION THEREWITH, THE SALE OF 2,500,000 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK FOR $2,500,000 AND 50,000,000 SHARES OF COMMON STOCK FOR 5,500,00

On December 07, 2023, the Board and the Majority Stockholders approved the acquisition of full ownership of Alchemy Prime Ltd. (Alchemy UK) and the remaining 49.90% stake in Alchemy Markets Ltd. (Alchemy Malta) for 1,800,000 Series B Preferred Stock, valued at $1.41 (together the “Alchemy Group”). The Company will also receive $2,500,000 in direct investment from Alchemy Prime Holdings Shareholder for Series A Preferred, valued at $1.00 per share. Lastly, the Company will receive $5,500,000 in direct investment from Alchemy Prime Holdings Shareholder for Common Stock valued at $0.11 per share. Details of which were disclosed on an 8-K filed with the United States Securities and Exchange Commission on December 7, 2023 and can be located here:

https://www.sec.gov/ix?doc=/Archives/edgar/data/1722731/000149315223044035/form8-k.htm

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The foregoing description of the Definitive Agreement with Alchemy Group does not purport to be complete. It is qualified in its entirety by reference to the full text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

A Copy of the Acquisition Agreement can be viewed at: https://www.sec.gov/Archives/edgar/data/1722731/000149315223044035/ex10-1.htm, which was filed as an Exhibit to the 8-K referenced above.

Closing Date

The Closing Date of the acquisition of the Alchemy Group occurred on November 30, 2023.

Effects of Acquisition

The Company will issue 1,800,000 million shares of its Series B Preferred Stock. The Company will receive $2,500,000 in direct investment from Alchemy Prime Holdings Shareholder for Series A Preferred, valued at $1.00 per share. The Company will receive $5,500,000 in direct investment from Alchemy Prime Holdings Shareholder for Common Stock valued at $0.11 per share.

Officers Empowered To Execute Documents

The officers are empowered to execute any documents required to finalize and close on the acquisition of the Alchemy Group including any documents to shorten or extend the closing date, if necessary.

Proposals By Security Holders

No security holder has requested the Company to include any additional proposals in this Information Statement.

Tax Consequences

There are no federal tax consequences associated with this acquisition.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to FDCTech, 7200 Spectrum Center Drive, Suite 200, Irvine, CA 92618, Attn: Corporate Secretary, or by calling the Company at (877) 445-6047.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to FDCTech, 7200 Spectrum Center Drive, Suite 200, Irvine, CA 92618, Attn: Corporate Secretary, or by calling the Company at (877) 445-6047.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at c/o FDCTech, 7200 Spectrum Center Drive, Suite 200, Irvine, CA 92618, Attn: Corporate Secretary, or by calling the Company at (877) 445-6047.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS.

FDCTECH, INC.

/s/ Mitchell Eaglstein
Mitchell Eaglstein
March [●], 2024	Chief Executive Officer

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EXHIBIT A

2023 Stock Incentive Plan

FDCTECH, INC.

(AS ADOPTED ON December 14, 2023)

1. Purpose. The purpose of the 2023 Stock Incentive Plan (the “Plan”) of FDCTech, Inc. (the “Company”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $.0001 par value of the Company (“Common Stock”) on terms determined under this Plan. The Plan was adopted by the Board on December 14, 2023, and as approved by the Shareholders on February 21, 2024.

2. Administration. The Plan shall be administered by the Board of Directors or by a stock option or compensation committee (the “Committee”) of the Board of Directors of the Company. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the board of directors of the Company. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (ii) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors.

3. Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated. Participation is entirely at the discretion of the Committee and is not automatically continued after an initial period of participation.

4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); and (e) performance shares (Section 9).

5. Shares Subject to the Plan.

5.1 Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 50,000,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Shares of Common Stock subject to a participant’s exercise of either an option or a SAR, but not both (a “tandem SAR”), shall be counted only once. The authorized numbers of shares under the Plan are non-dilutive and will not be affected by reverse or forward stock splits, dividends or other distributions of the Company’s common stock.

5.2 Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise.

5.3 Type of Common Stock. Common Stock issued under the Plan in connection with stock options, SARs, performance shares, restricted stock or stock awards, may be authorized and unissued shares or treasury stock, as designated by the Committee.

6. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company at a specified price. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1 Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6, and shall never be less than the greater of (1) the Fair Market Value on the date of grant of the option or (2) the par value of the Common Stock. Other than in connection with a change in the Company’s capitalization (as described in Section 10.6), a Stock Option may not be re-priced without Shareholder approval (including canceling previously awarded Stock Options and re-granting them with a lower exercise price).

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6.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of a tandem SAR, the number of shares of Common Stock available upon exercise of the participant’s stock option shall be reduced to reflect any tandem SARs already exercised by the participant.

6.3 Duration and Time for Exercise. Subject to earlier termination as provided in Section 6.5 and/or Section 10.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option, provided that the purchase price may not exceed the Fair Market Value of the shares at the time of purchase.

6.4 Manner of Exercise. General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in full by cash or cashier’s check for an amount equal to the aggregate Exercise Price for the number of shares being purchased. Alternatively, in the sole discretion of the Plan Administrator and upon such terms as the Plan Administrator shall approve, the Exercise Price may be paid by:

6.4.1 Cashless Exercise. Provided the Company’s Common Stock is publicly traded, a copy of instructions to a broker directing such broker to sell the Shares for which this option is exercised, and to remit to the Company the aggregate Exercise Price of such option (“Cashless Exercise”);

6.4.2 Stock-For-Stock Exercise. Paying all or a portion of the Exercise Price for the number of Shares being purchased by tendering Shares owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised (the “Purchase Price”) or the aggregate Purchase Price of the shares with respect to which this option or portion hereof is exercised (“Stock-for-Stock Exercise”); or

6.4.3 Attestation Exercise. By a stock for stock exercise by means of attestation whereby the Optionee identifies for delivery specific Shares already owned by Optionee and receives a number of Shares equal to the difference between the Option Shares thereby exercised and the identified attestation Shares (“Attestation Exercise”).

6.5 Withholding Payment. The Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) Cashless Exercise or Attestation Exercise; (ii) Stock-for-Stock Exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee (“Stock withholding”); or (iv) a combination of one or more of the foregoing payment methods. Any shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan. The fair market value of the number of shares subject to Stock withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

6.6 Promissory Note. The Plan Administrator, in its sole discretion, upon such terms as the Plan Administrator shall approve, may permit all or a portion of the Exercise Price of Shares issued under the Plan to be paid with a full-recourse promissory note. However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon, and shall be held in the possession of the Company until the promissory note is repaid in full. Subject to the foregoing, the Plan Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

6.7 Exercise/Pledge. In the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Plan Administrator) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

6.8 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)	Incentive Stock Options may only be granted to employees of the Company and may not remain exercisable later than three months after the participant’s termination of employment (or such other period of time provided in Section 422 of the Code).Notwithstanding the foregoing, the Committee may provide that a stock option may be exercisable for a period of time longer than three months after the participant’s termination of employment as long as it is not beyond the original term of the stock option grant; however, any amendment to a stock option originally issued as an Incentive Stock Option to provide exercise later than three months after the participant’s termination of employment will cause the stock option to no longer be qualified as an Incentive Stock Option if such stock option is exercised later than three months after the participant’s termination of employment.

(b)	The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

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(c)	Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(d)	All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the stockholders.

(e)	Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

(f)	The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

(g)	If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and (ii) such Incentive Stock Options shall expire no later than five years after the date of grant.

(h)	An Incentive Stock Option must not be transferable by the participant other than by will or the laws of descent and distribution and must be exercisable during the individual’s lifetime only by the individual, in accordance with Treasury Regulation 1.422-2(a)(2)(v).

7. Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. A tandem SAR may be granted (a) with respect to any nonqualified stock option granted under this Plan, concurrently with the grant of such stock option (as to all or any portion of the shares of Common Stock subject to the nonqualified stock option), or (b) alone, without reference to any related stock option (a non-tandem SAR). Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1 Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to the limitations in Section 6.2 and subject to adjustment as provided in Section 10.6. In the case of a tandem SAR granted with respect to a nonqualified stock option, the number of shares of Common Stock subject to the SAR shall be reduced to reflect any nonqualified options already exercised by the participant. SARs shall not be granted in tandem with Incentive Stock Options.

7.2 Duration. Subject to earlier termination as provided in Section 10.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

7.3 Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, as soon as practicable and in any event before the fifteenth day of the third month following the end of the Company’s fiscal year, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

7.4 Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934 Act), the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

(a)	the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds the Fair Market Value of the shares of Common Stock at the time of grant, subject to adjustment under Section 10.6); by

(b)	the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. Other than in connection with a change in the Company’s capitalization (as described in Section 10.6), a SAR may not be re-priced without Shareholder approval (including canceling previously awarded SARs and re-granting them at a time when the Fair Market Value of the shares of Common Stock is lower). SARs will not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other stock option or SAR of the participant.

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8. Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefore, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1 Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

8.2 Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3 Restrictions. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)	a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)	a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

(c)	such other conditions or restrictions as the Committee may deem advisable.

8.4 Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2020 Stock Incentive Plan, and an agreement entered into between the registered owner and the Company. A copy of the 2020 Stock Incentive Plana and the agreement is on file in the office of the secretary of the Company.

8.5 End of Restrictions. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6 Stockholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

9. Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

9.1 Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

9.2 Not Stockholder. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock with respect to an award.

9.3 No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

9.4 Expiration of Performance Share. If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

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10. General.

10.1 Effective Date. The Plan will become effective upon its approval by the Company’s stockholders. Unless approved within one year after the date of the Plan’s adoption by the board of directors, the amended and restated Plan shall not be effective for any purpose.

10.2 Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

10.3 Non-transferability of Incentives. No stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive Award), or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, nonqualified stock options may be transferred by the holder thereof to Employee’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by the preceding sentence. Incentive Stock Options shall be subject to the further restrictions on transfer set forth in Section 6.5.

10.4 Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised only as their terms may permit or shall expire at such times as may be determined by the Committee as set forth in the Plan or the Incentive Award agreement.

10.5 Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.6 Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

10.7 Incentive Plans and Agreements. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee.

10.8 Withholding.

(a)	The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)	Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

10.9 No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

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10.10 Amendment. The Board may amend or discontinue the Plan or any participant’s Incentive agreement at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

10.11 Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(i)	providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) performance shares and/or SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately prior to such transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.

(ii)	providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

(iii)	providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

(iv)	providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

The Board may restrict the rights of participants or the applicability of this Section 10.11 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.12 Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the Board of Directors determines in good faith to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market or Nasdaq Small-Cap Market (“Nasdaq”), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or Nasdaq on the applicable date. If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq.

10.13 Change in Control.

(a)	Upon a Change in Control, as defined in paragraph (b) of this Section 10.13, any stock option or restricted stock award granted to any Participant under this Plan that would have become vested upon continued employment by the Participant shall immediately vest in full and become exercisable, notwithstanding any provision to the contrary of such award, and notwithstanding the discretion of the Committee pursuant to Section 10.11.

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For purposes of this Section 10.13, “Change in Control” means:

(i)	The acquisition by any person, entity or “group”, within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding, for this purpose, (A) the Company, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, or (C) Lyle Berman, Bradley Berman, Bradley Berman Irrevocable Trust, Julie Berman Irrevocable Trust, Jessie Lynn Berman Irrevocable Trust, and Amy Berman Irrevocable Trust, or any successors thereto) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)	Individuals who, as of December 14, 2023, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 14, 2023 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii)	Approval by the stockholders of the Company of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company.

10.14 Section 409A. Notwithstanding any other provisions of the Plan or any Incentive award agreement, no Incentive shall be granted, deferred, accelerated, extended, paid out, adjusted pursuant to Section 10.6, or otherwise modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Incentive may not be made at the time contemplated by the terms of the Plan or the relevant Incentive award agreement, without causing the participant to be subject to taxation under Section 409A of the Code, then the Company will make such payment on the first day that would not result in the participant incurring any tax liability under Section 409A of the Code.

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